SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement             [ ] Confidential,  for  Use  of  the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))
[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        INTERVEST BANCSHARES CORPORATION
                (Name of Registrant as Specified in its Charter)

                                 NOT APPLICABLE
                                 --------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

[ ]  Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identifies the filing for which the offsetting fee was paid previously. Identify the previous filing by Registration Statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid: _____________________________________________

     (2)  Form, Schedule or Registration Statement No.:________________________

     (3)  Filing Party:________________________________________________________

     (4)  Date Filed: _________________________________________________________

                         INTERVEST MORTGAGE CORPORATION
                  10 ROCKEFELLER PLAZA/NEW YORK, NY 10020-1903
                   TELE: (212) 218-2800/ FAX: (212) 218-2808

SUBSIDIARIES:                                       JEROME DANSKER CHAIRMAN
INTERVEST NATIONAL BANK, MEMBER FDIC                LAWRENCE G. BERGMAN DIRECTOR
BANKING OFFICES - NEW YORK/FLORIDA                  LOWELL S. DANSKER DIRECTOR
         -----------
INTERVEST MORTGAGE CORPORATION



                    Notice of Annual Meeting of Stockholders
                       To be held on Friday, May 23, 2003


     NOTICE IS HEREBY GIVEN that the 2003 Annual Meeting of Stockholders (the "Annual Meeting") of Intervest Bancshares Corporation (the "Company") will be held on Friday, May 23, 2003, at 9:30 a.m., New York time, at the offices of Intervest National Bank, One Rockefeller Plaza (Suite 300), New York, New York for the following purposes:

     1.   To elect directors; and

     2. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

     Pursuant to the Bylaws, the Board of Directors has fixed the close of business on April 15, 2003 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Only holders of Class A or Class B Common Stock of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

                                              By Order of the Board of Directors


New York, New York                            /s/ Jerome Dansker
April 22, 2003                                Jerome Dansker
                                              Chairman of the Board


IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE SIGN, DATE AND COMPLETE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                 PROXY STATEMENT
                       2003 ANNUAL MEETING OF STOCKHOLDERS
                        INTERVEST BANCSHARES CORPORATION
                        10 Rockefeller Plaza (Suite 1015)
                          New York, New York 10020-1903
                                 (212) 218-2800

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (sometimes referred to herein as the "Board") of Intervest Bancshares Corporation, a Delaware corporation (the "Company") of proxies for use at the Annual Meeting of Stockholders (the "Annual Meeting"), to be held on May 23, 2003, or any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and the accompanying proxy are being mailed to stockholders commencing on or about April 22, 2003. The Annual Report for the year ended December 31, 2002, including financial statements, is being mailed to stockholders concurrently with the mailing of this Proxy Statement.

You will find a form of proxy in the envelope in which you received this Proxy Statement. Please sign and return this proxy in the enclosed postage-paid envelope. A stockholder giving a proxy may revoke it at any time prior to the commencement of the Annual Meeting by: filing a written notice of revocation with the Secretary of the Company prior to the meeting; delivering to the Secretary of the Company a duly executed proxy bearing a later date; or attending the Annual Meeting, filing a written notice of revocation with the Secretary of the meeting and voting in person.

If the enclosed form of proxy is properly signed and returned to the Company in time to be voted at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. Signed proxies with no instructions thereon with respect to the proposal set forth in the accompanying Notice of Annual Meeting will be voted FOR the election of the nominees as director. If any other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxy will vote the shares represented by such proxy on such matters as shall be determined by a majority of the Board of Directors or its Executive Committee.

The voting securities of the Company entitled to vote at the Annual Meeting consist of shares of Class A and Class B Common Stock. Only stockholders of record at the close of business on April 15, 2003 are entitled to notice of and to vote at the Annual Meeting. As of March 31, 2003, there were 4,348,087 shares of the Company's Class A Common Stock and 355,000 shares of the Company's Class B Common Stock issued and outstanding. The holders of the outstanding shares of Class B Common Stock are entitled to vote for the election of two-thirds of the directors of the Company rounded up to the nearest whole number, or seven directors. The holders of the outstanding shares of Class A Common Stock of the Company are entitled to vote for the election of the remaining directors of the Company, or three directors. The holders of both Class A and Class B Common Stock as of the record date are entitled to vote on all other matters to come before the meeting, and each is entitled to one vote for each share held on the record date.

A majority of the outstanding shares of Common Stock entitled to vote, represented in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted as present for purposes of determining whether a quorum is present, but will have no effect on the vote. If a quorum is present, the three nominees for election by the holders of Class A Common Stock and the seven nominees for election by the holders of Class B Common Stock who receive the highest number of votes cast by holders of shares of Class A Common Stock and Class B Common Stock, respectively, will be elected as directors of the Company.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of March 31, 2003 by (i) each person who is known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock of the Company, (ii) each of the Company's directors,
(iii) each executive officer of the Company and (iv) all current directors and executive officers of the Company as a group.

                                                     Class A Common Stock                          Class B Common Stock
Name of Beneficial Holder                   Number of Shares   Percent of Class(1)    Number of Shares     Percent of Class(1)
-------------------------                --------------------------------------       ----------------------------------------
Helene D. Bergman                              464,000(2)             10.66%              75,000               21.13%

Directors and Executive Officers

Lawrence G. Bergman, Director,                 464,000(3)             10.66%              75,000               21.13%
   Vice President and Secretary

Michael A. Callen, Director                     50,000(4)              1.15%                   -                -

Lowell S. Dansker, Director,                   945,000(5)             21.67%             150,000               42.25%
   President and Treasurer

Jerome Dansker, Chairman,                    1,006,965(6)             20.63%             250,000(6)            45.45%
   Director and Executive Vice President

Paul DeRosa, Director                            5,000                 0.11%                   -                -

Wayne F. Holly, Director                        18,700(7)              0.43%                   -                -

Lawton Swan, III, Director                       9,650(8)              0.22%                   -                -

Thomas E. Willett, Director                      6,000                 0.14%                   -                -

David J. Willmott, Director                     98,930(9)              2.27%                   -                -

Wesley T. Wood, Director                       105,360(10)             2.42%                   -                -

All directors and executive officers         2,709,605                54.91%             475,000               86.36%
 as a group (10 persons)
----------

(1) Percentages have been computed based upon the total outstanding shares of the Company plus, for each person and the group, shares that person or the group has the right to acquire pursuant to warrants or convertible debentures.

(2) Includes 6,250 shares of Class A common stock issuable upon the exercise of warrants and 10,350 shares held by children.

(3) Includes 6,250 shares of Class A common stock issuable upon the exercise of warrants and 10,350 shares held by children.

(4) Includes 5,000 shares of Class A common stock issuable upon the exercise of warrants.

(5) Includes 12,500 shares of Class A common stock issuable upon the exercise of warrants and 10,500 shares held by minor children.

(6) Includes 533,465 shares of Class A common stock issuable upon the exercise of warrants and 5,000 shares held by his spouse. The shares of Class B common stock include 195,000 shares issuable upon the exercise of warrants.

(7)  Includes 2,500 shares held by minor children.

(8) Includes 2,000 shares of Class A Common stock issuable upon the exercise of warrants and 7,150 shares of Class A common stock issuable upon the conversion of debentures.

(9) Includes 5,000 shares of Class A common stock issuable upon the exercise of warrants and 1,430 shares of Class A common stock issuable upon the conversion of debentures.

(10) Includes 5,000 shares of Class A common stock issuable upon the exercise of warrants and 2,860 shares of Class A common stock issuable upon the conversion of debentures.

                                  PROPOSAL ONE
                              ELECTION OF DIRECTORS

     At the meeting, it is proposed to elect a board of 10 directors, each to serve until the next annual meeting or until a successor is elected and qualified. If no contrary specification is made, the persons named in the proxy card will vote for the election of the nominees named below. If any of these persons should decline election or should by reason of unexpected occurrence not be able to serve, the persons named in the proxy card may exercise discretionary authority to vote for a substitute or substitutes. All of the nominees are presently serving as directors of the Company and, with the exception of Mr. DeRosa, were elected by the shareholders. In February, Mr. DeRosa was elected to fill a vacancy on the Board of Directors.

The names of the nominees and certain information about them are set forth below.

For election by the holders of Class A Common Stock:

     Michael A. Callen, age 62, serves as a Director of the Company, and has served in such capacity since May 1994. Mr. Callen received a Bachelor of Arts degree from the University of Wisconsin in Economics and Russian. Mr. Callen is President of Avalon Argus Associates, a financial consulting firm. Mr. Callen had been Senior Advisor, The National Commercial Bank, Jeddah, Kingdom of Saudi Arabia for more than five years and prior to 1993 was a Director and Sector Executive at Citicorp/Citibank, responsible for corporate banking activities in North America, Europe and Japan. Mr. Callen is also a Director of Intervest National Bank and Intervest Mortgage Corporation, and also serves as a Director of AMBAC, Inc.

     Wayne F. Holly, age 46, serves as a Director of the Company and has served in such capacity since June 1999. Mr. Holly received a Bachelor of Arts degree in Economics from Alfred University. Mr. Holly is President of Sage, Rutty & Co., Inc., members of the Boston Stock Exchange, with offices in Rochester, New York and Canandaigua, New York, and is also a Director of Intervest National Bank and Intervest Mortgage Corporation. Mr. Holly has been an Officer and Director of Sage, Rutty & Co., Inc. for more than five years.

     Lawton Swan, III, age 60, serves as a Director of the Company and has served in that capacity since February 2000. Mr. Swan received a Bachelor of Science Degree from Florida State University in Business Administration and Insurance. Mr. Swan is President and Chairman of the Board of Interisk Corporation, a consulting firm specializing in risk management and employee benefit plans, which he founded in 1978. He is also a Director of Intervest National Bank and Intervest Mortgage Corporation.

For election by the holders of Class B Common Stock:

     Lawrence G. Bergman, age 58, serves as a Director, and as Vice President and Secretary of the Company and has served in such capacities since the Company was organized. Mr. Bergman received a Bachelor of Science degree and a Master of Engineering (Electrical) degree from Cornell University, and a Master of Science in Engineering and a Ph.D degree from The Johns Hopkins University. Mr. Bergman is also a Director of Intervest National Bank and a Director, Vice-President and Secretary of Intervest Mortgage Corporation. During the past five years, Mr. Bergman has been actively involved in the ownership and operation of real estate and mortgage investments.

     Jerome Dansker, age 84, serves as Chairman of the Board of Directors and Executive Vice President of the Company. He has served as Executive Vice
President since 1994 and as Chairman of the Board since 1996. Mr. Dansker received a Bachelor of Science degree from the New York University School of Commerce, Accounts and Finance, a law degree from the New York University School of Law, and is admitted to practice as an attorney in the State of New York. Mr. Dansker is also Chairman of the Board of Directors of Intervest National Bank and Chairman of the Board of Directors and Executive Vice President of Intervest Mortgage Corporation. During the past five years, Mr. Dansker has been actively involved in the ownership and operation of real estate and mortgage investments.

     Lowell S. Dansker, age 52, serves as a Director, President and Treasurer of the Company, and has served in such capacities since the Company was organized. Mr. Dansker received a Bachelor of Science in Business Administration from Babson College, a law degree from the University of Akron School of Law, and is admitted to practice as an attorney in New York, Ohio, Florida and the District of Columbia. Mr. Dansker is also a Director and Chief Executive Officer of Intervest National Bank, a Director, President and Treasurer of Intervest Mortgage Corporation and a Director of Intervest Securities Corporation. During the past five years, Mr. Dansker has been actively involved in the ownership and operation of real estate and mortgage investments.

     Paul DeRosa, age 61, serves as a Director of the Company and has served in such capacity since February 2003. Mr. DeRosa received a Ph.D in Economics from Columbia University. Mr. DeRosa is a principal of Mt. Lucas Management Corp., where he is responsible for management of fixed income investments of that firm's Peak Partners Hedge Fund, and has served in that capacity since 1988. From July 1995 to March 1998, Mr. DeRosa was Chief Executive Officer of Eastbridge Holdings Inc. Mr. DeRosa is also a Director of Intervest National Bank and Intervest Mortgage Corporation.

     Thomas E. Willett, age 55, serves as a Director of the Company, and has served in such capacity since March 1999. Mr. Willett received a Bachelor of Science Degree from the United States Air Force Academy and a law degree from Cornell University School of Law. Mr. Willett has been a partner of Harris Beach LLP, a law firm in Rochester, New York, for more than five years and is a Director of Intervest National Bank and Intervest Mortgage Corporation.

     David J. Willmott, age 64, serves as a Director of the Company, and has served in such capacity since March 1994. Mr. Willmott is a graduate of Becker Junior College and attended New York University Extension and Long Island University Extension of Southampton College. Mr. Willmott is the Editor and Publisher of Suffolk Life Newspapers, which he founded more than 25 years ago and is a Director of Intervest National Bank and Intervest Mortgage Corporation.

     Wesley T. Wood, age 60, serves as a Director of the Company, and has served in such capacity since March 1994. Mr. Wood received a Bachelor of Science degree from New York University, School of Commerce. Mr. Wood is a Director and President of Marketing Capital Corporation, an international marketing consulting and investment firm which he founded in 1973. He is also a Director of Intervest National Bank and Intervest Mortgage Corporation, an Advisory Board Member of The Center of Direct Marketing at New York University, a member of the Advisory Trustees at Fairfield University in Connecticut, and a Trustee of St. Dominics R.C. Church in Oyster Bay, New York.

          --------------------------------------------------------------
                 The Board of Directors recommends a vote "FOR"
              the election of the foregoing nominees for director.
          --------------------------------------------------------------

     Jerome Dansker is the father of Lowell S. Dansker. Otherwise, there are no family relationships between any director, executive officer or any person nominated or chosen by the Board of Directors to become a director or executive officer.

Meetings of the Board of Directors and Committees

     Regular meetings of the Board of Directors are held every other month and special meetings of the Board of Directors are held from time to time as needed. The Board of Directors held six meetings in 2002. During the period that each Director served as such, all of the Directors (except Mr. Wood, who attended four of the six meetings) attended at least 75% of the total meetings held by the Board of Directors and by the Committees on which they served during 2002.

Committees of the Board of Directors

Currently, the Board of Directors has the following standing committees:

     Executive Committee. Members of the Executive Committee are Lawrence G. Bergman, Jerome Dansker and Lowell S. Dansker. The Executive Committee exercises all of the power of the Board between meetings of the Board. The Executive Committee held three meetings in 2002.

     Audit Committee. During 2002, the members of the Audit Committee were Edward J. Merz, Chairman and Lawton Swan, III, and David J. Willmott. The present members of the Audit Committee are Michael A. Callen, Chairman, and Paul DeRosa, Lawton Swan, III and David J. Willmott. The members of the Audit Committee are independent as defined in Rule 4200(a)(14) of the Nasdaq Stock Market. The functions of the Audit Committee and its activities during the most recent fiscal year are described below under the heading Report of the Audit Committee. The Audit Committee held six meetings in 2002.

Report of the Audit Committee

     The following report of the Audit Committee does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference therein.

     A copy of the charter of the Audit Committee, as presently in effect and including amendments approved in 2002, is attached to this proxy statement as Appendix A. As set forth in more detail in its charter, the Audit Committee's primary responsibilities fall into three broad categories:

     first, the Committee is charged with monitoring the preparation of quarterly and annual financial statements by the Company's management, including discussions with management and the Company's outside auditors;

     second,  the  Committee  is   responsible   for  matters   concerning   the
          relationship between the Company and its auditors, including: recommending their appointment or removal; reviewing the scope of their audit services and related fees, as well as any other services that may be provided to the Company; and determining whether the outside auditors are independent; and

     third, the Committee oversees implementation of effective systems of internal controls, including review of policies relating to legal and regulatory compliance, ethics and conflicts of interest; and review of the activities and recommendations of the Company's internal auditors.

     In overseeing the preparation of the Company's financial statements, the Committee discussed with both management and the Company's outside auditors all financial statements prior to their issuance and discussed significant accounting issues. Management advised the Committee that all financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Committee discussed the statements with management, as well as the outside auditors of the Company and its subsidiaries. The Committee's review included discussions with the outside auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61. The Committee also discussed with the auditors matters relating to their independence, including a review of audit and non-audit fees and the disclosures made to the Committee pursuant to Independence Standards Board Standard No. 1. In addition, the Committee reviewed initiatives and programs aimed at strengthening the effectiveness of the Company's internal control structure.

     On the basis of these reviews and discussions, the Committee recommended to the Board of Directors that the Board approve the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2002, for filing with the Securities and Exchange Commission. The Committee also recommended that Hacker, Johnson & Smith, P.A., P.C., be appointed independent auditors for the Company and for Intervest National Bank in 2003 and that the firm of Eisner LLP (formerly Richard A. Eisner & Company, LLP) be appointed as independent auditors for Intervest Mortgage Corporation, a Company subsidiary, for 2003.

Members of the Audit Committee in 2002: Edward J. Merz, Lawton Swan, III, and David J. Willmott.

Compensation of Directors

     Directors of the Company receive a fee of $500 per Board meeting attended. The Chairman of the Executive and Audit Committees receives $300 per meeting attended and the other members of the Executive and Audit Committees receive $250 per meeting attended. Directors of Intervest National Bank and Intervest
Mortgage Corporation also receive a fee of $250 for each subsidiary Board meeting attended, while the Chairman of the Board for those subsidiaries receives a fee of $300 per meeting attended. Additionally, the Chairman of the Loan Committee of Intervest National Bank receives a fee of $300 for each meeting attended and the other members receive $250 per meeting attended.

                             EXECUTIVE COMPENSATION

     The Board of Directors does not have a compensation committee and the compensation of the executive officers of the Company and its subsidiaries is approved by the full Board of Directors. The following report is furnished by the Board of Directors.

     The Board of Directors evaluates the performance of the President on an annual basis. However, because the President has agreed to serve at a salary level substantially lower than is reflective of the scope of his duties and responsibilities, the Board of Directors did not apply any specific factors or criteria in the establishment of his compensation.

     With respect to the remaining executive officers of the Company, the Company's executive compensation programs are principally designed to give executives incentives to focus on and achieve the Company's business objectives. Key elements of its compensation programs are competitive base salaries and annual performance-based bonuses, which seek to recognize individual performance each year. The Company has, from time to time, granted stock purchase warrants, which provide financial rewards to executives if there is stock price appreciation over the period of exercisability.

     The Board reviews compensation of executive officers annually in the context of total compensation packages awarded to executives with similar responsibilities at similar companies in the financial sector.

     The bonuses paid to the executive officers were intended to recognize accomplishments of the Company and its subsidiaries in the past year.

Executive Compensation Summary Table

     The following table sets forth information concerning total compensation paid during the last three years by the Company or its subsidiaries to the Company's Chairman, the Company's President, and to the Executive Officers of the Company or its subsidiaries who had annual compensation in excess of $100,000. While Messrs. Olsen, Sullivan and Arvonio serve as Executive Officers of Intervest National Bank, they do not serve as Executive Officers of the Company.

                           SUMMARY COMPENSATION TABLE

                                                            Annual Compensation                   Long-Term Compensation
                                                            -------------------                   ----------------------
                                                                             Other Annual
Name and Principal Position             Year       Salary(1)     Bonuses     Compensation          Awards         Pay-Outs
------------------------------------------------------------------------------------------------------------------------------------
Jerome Dansker,                         2002       $307,524     $150,000        ----               ----             ----
     Chairman, Executive                2001       $266,457       ----          ----               ----             ----
     Vice President                     2000       $191,585       ----          ----               50,000(2)        ----

Lowell S. Dansker,                      2002       $ 93,575       ----          ----               ----             ----
     President, Treasurer               2001       $ 39,594       ----          ----               ----             ----
                                        2000       $ 13,610       ----          ----               ----             ----

Keith A. Olsen,                         2002       $133,413     $ 20,000        ----               ----             ----
     President - Florida Division       2001       $138,599     $ 20,000        ----               ----             ----
     Intervest National Bank            2000       $130,323     $ 20,000        ----               ----             ----

Raymond C. Sullivan                     2002       $127,688     $  7,500        ----               ----             ----
     President -                        2001       $110,103     $  7,500        ----               ----             ----
     Intervest National Bank            2000       $ 90,192     $  5,000        ----               ----             ----

John J. Arvonio                         2002       $122,538     $  7,500        ----               ----             ----
     Chief Financial Officer -          2001       $106,948     $  7,500        ----               ----             ----
     Intervest National Bank            2000       $ 85,177     $  5,000        ----               ----             ----
----------

(1) Includes director and committee fees, matching contributions under the 401(K) plan, unused vacation and unreimbursed medical expenses paid by the Company and its subsidiaries.

(2) This represents an award of 50,000 shares of Class B restricted common stock, valued at $159,000.

Aggregate Warrant Exercises

     No warrants, options or other equity incentives were granted in 2002. The following table contains the aggregate number of shares of Class A Common Stock underlying warrants exercised in 2002 and the number of warrants for shares of Class A and Class B Common Stock held by each of the officers named in the Compensation Table at December 31, 2002.

                                                  Number of Securities
                                                  Underlying Unexpired
                                                  Warrants at Year End       Aggregate Value of
                    Class A Shares               -----------------------   Unexercised In-the
                     Acquired on       Value      Class A        Class B    Money Warrants at
                       Exercise     Realized(1)   Shares        Shares(2)       Year End(3)
                       --------     -----------   ------        ---------       -----------
Jerome Dansker           ----            ----     533,465        195,000        $2,389,160
Lowell S. Dansker      57,500        $162,250      12,500           ----          $  3,937
Keith A. Olsen         39,500        $165,040       5,000           ----          $  1,575
Raymond C. Sullivan      ----            ----        ----           ----              ----
John J. Arvonio          ----            ----        ----           ----              ----

----------

(1) Represents the difference between the fair market value of the shares at the date of exercise and the exercise price of the warrant.

(2) At December 31, 2002, 180,500 of the Class B warrants were immediately exercisable. An additional 7,100 warrants vest and become exercisable on April 27, 2003 and the remaining 7,400 vest on April 27, 2004. The warrants, which expire on January 31, 2008, become fully vested earlier upon certain conditions.

(3) The value realized is calculated by subtracting the exercise price from the fair market value of the underlying shares. For purposes of this table, fair market value is deemed to be $10.325 per share, the average of the high and low prices reported by NASDAQ for the Company's Class A Common Stock transactions on December 31, 2002. There is no established trading market for the Class B Common Stock. For purposes of this table, the fair market value of the Class B Common Stock is also deemed to be $10.325 per share. The Class B Common Stock is convertible into Class A Common Stock.

                      EQUITY COMPENSATION PLAN INFORMATION

     The following table summarizes information, as of December 31, 2002, relating to equity compensation plans of the Company pursuant to which rights to acquire shares of Class A and Class B common stock have been granted. All of the rights were granted on or before February 2000.

                                      Number of shares to be        Weighted-average     Number of securities
                                      issued upon exercise of      exercise price of      remaining available
                                       outstanding warrants       outstanding warrants    for future issuance
                                       --------------------       --------------------    -------------------
                                      Class A (1)   Class B (2)     Class A     Class B     Class A    Class B
                                      -----------   -----------     -------     -------     -------    -------
Plans approved by shareholders            639,965       195,000       $7.39       $7.52        ----       ----
Plans not approved by shareholders           ----          ----        ----        ----        ----       ----

----------

(1) The rights consist of warrants to purchase shares of Class A Common Stock issued to the employees of the Company and Intervest National Bank, the grant of which was ratified by the shareholders of the Company.

(2) The rights consist of warrants to purchase shares of Class B Common Stock issued to the Chairman of the Company, the grant of which was ratified by the shareholders of the Company.

Compensation Committee Interlocks and Insider Participation

     As was indicated above, the Company does not have a Compensation Committee and the compensation of executive officers is determined by the full Board of Directors. Messrs. Jerome Dansker, Lowell Dansker and Lawrence G. Bergman, who are directors of the Company, are also officers and employees of the Company and participated in deliberations concerning the compensation of executive officers other than themselves.

Employment Agreements

     Intervest Mortgage Corporation, the Company's wholly owned subsidiary, has an employment agreement with Jerome Dansker that expires June 30, 2005. The agreement provides for an annual salary in the present amount of $187,954, which is subject to increase annually by six percent or by the percentage increase in the consumer price index, if higher. The agreement also provides for monthly expense account payments, the use of a car and medical benefits. In the event of Mr. Dansker's death or disability, monthly payments of one-half of the amount which would otherwise have been paid to Mr. Dansker will continue until the longer of (i) the balance of the term of employment, or (ii) three years. The agreement also provides for additional compensation of $1,000 per month for each $10 million of gross assets of Intervest Mortgage Corporation in excess of $100 million.

     Intervest National Bank has an employment agreement with Mr. Keith A. Olsen that expires December 31, 2003. The agreement provides for a base annual salary of not less than $155,000 for 2003 and also provides for the payment of up to two years of severance in certain instances upon termination of employment.

Comparison of Cumulative Total Returns

     The following chart compares the cumulative total shareholder return on the Company's Class A Common Stock against the cumulative total return of the Nasdaq Stock Market (U.S. companies) Index, the index for banks with total assets of less than $500 million, the index for banks with total assets of $500 million to $1 billion, and the Nasdaq bank index. Commencing this year, the Company has elected to include the index for banks with total assets of $500 million to $1 billion and the NASDAQ bank index as a result of the growth in the Company's total assets.

     The graph was prepared by SNL Financial L.C. The stock performance graph assumes that $100 was invested on December 31, 1997. The points marked on the horizontal axis correspond to December 31 of each year. Each of the referenced indices is calculated in the same manner.

                               [Graphic Omitted)

                                                                     Period Ending
                                       ----------------------------------------------------------------------------
Index                                      12/31/97     12/31/98    12/31/99     12/31/00    12/31/01     12/31/02
-------------------------------------------------------------------------------------------------------------------
Intervest Bancshares Corporation             100.00        71.43       51.02        30.61       60.41        88.16
NASDAQ - Total US*                           100.00       140.99      261.48       157.42      124.89        86.33
SNL <$500M Bank Index                        100.00        91.31       84.52        81.54      112.79       144.45
SNL $500M-$1B Bank Index                     100.00        98.32       91.02        87.12      113.02       144.30
SNL NASDAQ Bank Index                        100.00       103.20       99.15       114.47      124.60       128.15

                  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Intervest National Bank has had various loan and other banking transactions in the ordinary course of business with directors and executive officers of the Company and its subsidiaries (or associates of such persons). In the opinion of management, all such transactions: (i) have been or will be made in the ordinary course of business, (ii) have been and will be made on substantially the same terms, including interest rates and collateral on loans, as those generally prevailing at the time for comparable transactions with unrelated persons, and
(iii) have not and will not involve more than the normal risk of collectability or present other unfavorable features.

     The Company, as well as Directors of the Company and entities affiliated with certain directors of the Company, have in the past and may in the future participate in mortgage loans originated by the Company's subsidiaries. Such participations are on substantially the same terms as would apply for comparable transactions with other persons and the interest of the participants in the collateral securing those loans is pari passu with such subsidiaries.

     Thomas E. Willett, Esq., a Director of the Company, is a partner in the law firm of Harris Beach LLP, which firm provided legal services to the Company and its subsidiaries during 2002. Mr. Wayne F. Holly, who is a Director of the Company, also serves as a Director and President of Sage, Rutty & Co., Inc., which firm has acted as underwriter or placement agent in connection with securities offerings of the Company and Intervest Mortgage Corporation.

     Mr. Lowell S. Dansker, who is a Director of the Company, is also a Director of Intervest Securities Corporation, which firm has acted as placement agent or selected dealer in connection with debenture offerings of the Company and Intervest Mortgage Corporation. Intervest Securities Corporation received commissions and fees aggregating $58,000 in 2002 and $34,000 in 2000. In December 2002, the Company entered into an agreement to acquire Intervest Securities Corporation. That transaction is expected to close in 2003.

     Except for the transactions described above and outside of normal customer relationships, none of the directors, officers or principal shareholders of the Company and no corporations or firms with such persons or entities are associated, currently maintains or has maintained since the beginning of the last fiscal year, any significant business or personal relationship with the Company or with its subsidiaries other than such as arises by virtue of such position or ownership interest in the Company.

                        COMPLIANCE WITH SECTION 16(a) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who beneficially own more than 10% of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by such persons.

     Based solely on the Company's review of such forms furnished to the Company and written representations from certain reporting persons, the Company believes that all filing requirements applicable to the Company's executive officers, directors and more than 10% stockholders were satisfied, except that each of Lowell Dansker, Lawrence Bergman, Helene Bergman and Wesley Wood inadvertently failed to timely report the acquisition of 22,500, 6,250, 6,250 and 60,000 shares of Class A Common Stock, respectively. These shares were acquired upon the exercise of outstanding warrants and the transactions were subsequently reported on Forms 4.

                         INDEPENDENT PUBLIC ACCOUNTANTS

General

     The Board of Directors has appointed Hacker, Johnson & Smith P.A., P.C. as independent auditors for the Company for the year ending December 31, 2003. The Company has been advised by Hacker, Johnson & Smith, P.A., P.C. that neither the firm nor any of its associates has any relationship with the Company or its subsidiaries other than the usual relationship that exists between independent public accountants and clients. Representatives of Hacker, Johnson & Smith, P.A., P.C. are not expected to be present at the annual meeting.

Audit Fees

     The aggregate amount of the fees billed by Hacker, Johnson & Smith, P.A., P.C. for the audit of the Company's annual financial statements for 2002 and 2001 and its review of the Company's unaudited interim financial statements included in reports filed by the Company under the Exchange Act during such years were $61,000 for each year. In addition, the aggregate amount of fees billed by Eisner LLP (formerly Richard A. Eisner & Company, LLP) for the audit of the financial statements of Intervest Mortgage Corporation for 2002 and 2001 was $26,800 for each year. Hacker, Johnson & Smith, P.A., P.C. relies upon the report of Eisner LLP in its report.

Financial Information Systems Design and Implementation

     Hacker, Johnson & Smith, P.A., P.C. did not provide any services to the Company for financial information systems design and implementation during 2002 or 2001.

All Other Fees

     The aggregate amount of the fees billed by Hacker, Johnson & Smith, P.A., P.C. for all other services rendered by it to the Company during 2002 and 2001 was $10,500 for each year. These services consisted of assistance in the preparation of tax returns.

     The Audit Committee of the Board of Directors considered the compatibility of the non-audit services provided to the Company by Hacker, Johnson & Smith, P.A., P.C. in 2002 with the independence of that firm from the Company in evaluating whether to recommend the appointment of Hacker, Johnson & Smith, P.A., P.C. to perform the audit of the Company's financial statements for the year ending December 31, 2003.

          STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

     Proposals of stockholders intended to be presented at the next annual meeting of stockholders of the Company (i) must be received by the Company at its offices at 10 Rockefeller Plaza (Suite 1015), New York, New York 10020 no later than December 24, 2003 and (ii) must satisfy the conditions established by the Securities and Exchange Commission for stockholder proposals to be included in the Company's Proxy Statement for that meeting. The persons named in the proxies distributed by the Company may use their discretion in voting proxies with respect to shareholder proposals not included in the proxy statement for the 2004 annual meeting, unless the Company received notice of such proposals prior to March 8, 2004.

                                  OTHER MATTERS

     The cost of solicitation of proxies by the Company will be borne by the Company. In addition to the solicitation of proxies by mail, the Company, through its directors, officers and regular employees, may also solicit proxies personally or by telephone, telegraph or fax. The Company will request persons, firms and corporations holding shares of Common Stock in their names or in the names of their nominees, which are beneficially owned by others, to send proxy material to and obtain proxies from such beneficial owners and will reimburse such holders for their reasonable expenses in doing so.

     As of this date, the Board of Directors does not know of any business to be brought before the meeting other than as specified above. However, if any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote in such manner as may be determined by a majority of the Board of Directors or its Executive Committee.

     Copies of the 2002 Annual Report of the Company are included in this mailing to stockholders and additional copies may be obtained from the Secretary of the Company, 10 Rockefeller Plaza (Suite 1015), New York, New York 10020.

                                             By Order of the Board of Directors


                                             /s/ Lawrence G. Bergman
                                             -----------------------
                                             Lawrence G. Bergman
                                             Secretary
Dated: April 22, 2003

A copy of the Annual Report of the Company on Form 10-K for its most recent fiscal year, as filed with the Securities and Exchange Commission, will be furnished upon request and without charge to beneficial holders of the Class A Common Stock of the Company. Written requests should be directed to: Intervest Bancshares Corporation, Attention: Secretary, 10 Rockefeller Plaza (Suite 1015), New York, New York 10020. Telephone inquiries should be directed to (212) 218-2800.

                                   APPENDIX A

                                                                   December 2002

                        INTERVEST BANCSHARES CORPORATION
                             INTERVEST NATIONAL BANK

                    AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                                     CHARTER

PURPOSE

The Audit Committee is appointed by the Board of Directors to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the independent auditors' qualifications and independence, (3) the performance of the Company's internal audit function and independent auditors, and (4) compliance by the Company with legal and regulatory requirements.

The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the "Commission") to be included in the Company's annual proxy statement.

The Audit Committee serves as the Audit Committee for both Intervest Bancshares Corporation and its wholly-owned subsidiary, Intervest National Bank. As such, it is also the Audit Committee required by the rules of the Comptroller of the Currency. References in this charter to the "Company" shall include reference to the Company's subsidiaries, as appropriate.

COMPOSITION

The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Audit Committee. Audit Committee members shall meet the independence and educational requirements of the NASDAQ Corporate Governance Rules, Section 10A(m)(3) of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations of the Commission. Among other things, all members of the Audit Committee shall have a working familiarity with basic finance and accounting practices. Audit Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or outside consultants.

The members of the Audit Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chairperson is elected by the full Board, the members of the Audit Committee may designate a Chairperson by majority vote of the full Audit Committee membership.

MEETINGS

The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Audit Committee should meet privately in executive session at least annually with management and the independent auditors separately to discuss any matters that the Audit Committee or each of these groups believes should be discussed privately. In addition, the Audit Committee or at least its Chairperson should meet with the independent auditors and management quarterly to review the Corporation's financial statements consistent with Section IV.3 below.

RESPONSIBILITIES AND DUTIES

The Audit Committee shall have the sole authority to appoint or replace the independent auditor(s) of the Company and its subsidiaries. The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditors shall report directly to the Audit Committee.

The Audit Committee shall preapprove all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditors, subject to the de minimus exception for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act which are approved by the Audit Committee prior to the completion of the audit.

The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Audit Committee.

The Audit Committee shall make regular reports to the Board of Directors. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Audit Committee will see that the charter is published at least every three years in accordance with SEC regulations.

The Audit Committee, to the extent it deems it necessary or appropriate, shall:

Financial Statement and Disclosure Matters
------------------------------------------

1. Review and discuss with management and the independent auditors the annual audited financial statements, including disclosures made in management's discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company's Report on Form 10-K.

2. Review and discuss with management and the independent auditors the Company's (and its subsidiaries') quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditors' reviews of the quarterly financial statements.

3. Discuss with management and the independent auditors significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including any significant changes in the Company's selection or application of accounting principles, any major issues as to the adequacy of the Company's internal controls and any special steps adopted in light of material deficiencies.

4. Review and discuss quarterly reports from the independent auditors on:

     (a) All critical accounting policies and practices to be used.

     (b) All alternative treatments of financial information with generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the auditors.

     (c) Other material written communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences.

5. Discuss with management the Company's earnings press releases, including the use of "pro forma" or "adjusted" non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

6. Discuss with management and the independent auditors the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company's financial statements.

7. Discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

8. Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

9. Review disclosures made to the Audit Committee by the Company's chief executive and chief financial officers during their certification process for the Reports on Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal controls.

Oversight of the Company's Relationship with the Independent Auditors
---------------------------------------------------------------------

10. Obtain and review a report from the independent auditors at least annually regarding (a) the independent auditors' internal quality control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firms, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firms, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditors and the Company. Evaluate the qualifications, performance and independence of the independent auditors, including considering whether the auditors' quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditors' independence, and taking into account the opinions of management and the internal auditors. The Audit Committee shall present its conclusions with respect to the independent auditors to the Board.

11. Discuss with the independent auditors the planning and staffing of the annual audit.

Oversight of the Internal Audit Function
----------------------------------------

12. Review the appointment and replacement of the internal auditors for the Company and review and approve the plan for internal audits.

13. Review the significant reports to management prepared by the internal auditors and management's responses.

14. Discuss with the independent auditor and management the internal audit function responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

15. Meet with the internal auditors to review the progress of their internal audits and to discuss any significant findings and recommendations.

Compliance Oversight Responsibilities
-------------------------------------

16. Obtain from the independent auditors assurance that Section 10A(b) of the Exchange Act has not been implicated.

17. Obtain reports from management, the Company's internal auditors and the independent auditors that the Company and its subsidiaries are in conformity with applicable legal requirements and the Company's Code of Ethics. Review reports and disclosures of insider and affiliated party transactions and review and approve all related-party transactions. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's Code of Ethics.

18. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

Limitation of Audit Committee's Role

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements an disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditors.

PROXY                   INTERVEST BANCSHARES CORPORATION
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                 Annual Meeting of Shareholders On May 23, 2003

     The undersigned, revoking any proxy heretofore given, hereby constitutes and appoints Lawrence G. Bergman, Jerome Dansker and Lowell S. Dansker, or any of them, proxies of the undersigned, each with full power of substitution, to vote all shares of Class A Common Stock of INTERVEST BANCSHARES CORPORATION (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held Friday, May 23, 2003 at 9:30 A.M. local time (the "Annual Meeting"), and at any adjournment or postponement thereof, as hereinafter specified with respect to the following proposals, more fully described in the Notice of and Proxy Statement for the Annual Meeting, receipt of which is hereby acknowledged. The Board of Directors recommends a vote FOR all of the director nominees.

DIRECTOR NOMINEES:

Michael A. Callen, Wayne F.Holly, Lawton Swan, III

                                     WITHHELD
                   FOR all nominees  for all
                     listed above    Nominees    To withhold authority to vote for any individual
                                                 nominee, print the name(s) on the lines below.
1.    Election of          [ ]          [ ]      __________________________________________
      Directors                                  __________________________________________
                                                 __________________________________________
                                                 __________________________________________

2. In their discretion, upon any other business which may properly come before the Annual Meeting or any adjournment or postponement thereof.


THE SHARES  REPRESENTED  BY THIS PROXY WILL BE VOTED FOR THE  PROPOSAL SET FORTH
                                                     ---
HEREIN UNLESS A CONTRARY CHOICE IS SPECIFIED. SAID PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY OTHER MATTERS WHICH PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT THEREOF.

Signature _______________  Date ________ Signature _______________  Date _______
Note: (Please sign exactly as name appears hereon. For joint accounts, each joint owner should sign. Executors, administrators, trustees, etc. should so indicate when signing).
COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.